As filed with the Securities and Exchange Commission on March 21, 2003

Registration No. 333-102116

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMDL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0413161 (I.R.S. Employer Identification No.)

2492 Walnut Avenue, Suite 100
Tustin, California 92780-7039
(714) 505-4460

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary L. Dreher, President
AMDL, Inc.
2492 Walnut Avenue, Suite 100
Tustin, California 92780-7039
(714) 505-4460

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:

Richard H. Bruck, Esquire
Preston|Gates|Ellis LLP
4 Park Plaza, Suite 1900
Irvine, California 92614
(949) 253-0900

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement

DEREGISTRATION OF SECURITIES
AND WITHDRAWAL OF REGISTRATION STATEMENT

     On December 23, 2002, AMDL, Inc., a Delaware corporation (the “Company”) filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, registering up to 950,000 shares of the Company’s common stock, par value of $0.001 per share (the “Offered Shares”), which were to be sold from time to time by certain selling security holders. The Registration Statement, as amended by Pre-Effective Amendment No. 1 filed February 7, 2003, reduced the number of offered Shares to be registered to 750,000.

     In accordance with the undertaking of the Company set forth in Part II of the Registration Statement, the Company, in accordance with Rules 477 and 478 of the Securities Act of 1933, as amended, withdraws the Registration Statement.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, and Rule 478, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form S-3 and authorized Pre-Effective Amendment No. 2 to the Registration Statement to be signed on our behalf by the undersigned, in the City of Tustin, State of California, on March 20, 2003.

AMDL, INC.

By:	/s/ Gary L. Dreher
Gary L. Dreher, President

     In accordance with the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement was signed by the following persons in the capacities indicated and on the date stated.

Signature	Title	Date

/s/ William M. Thompson III WILLIAM M. THOMPSON III	Chairman of the Board of Directors	March 20, 2003

/s/ Gary L. Dreher GARY L. DREHER	President, Chief Executive Officer and Director	March 20, 2003

/s/ Douglas C. MacLellan DOUGLAS C. MACLELLAN	Director	March 20, 2003

/s/ Edward R. Arquilla EDWARD R. ARQUILLA	Director	March 20, 2003

/s/ Marvin E. Rosenthale MARVIN E. ROSENTHALE	Director	March 20, 2003

/s/ Arthur S. Rosten ARTHUR S. ROSTEN	Chief Financial Officer and Principal Accounting Officer	March 20, 2003